Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement dated as of April 18, 2008 (this “Agreement”) is made by and between Mega Media Group, Inc., a Nevada corporation, with principal executive offices located at 1122 Coney Island Avenue, Brooklyn, New York 11235 (the “Company”), and Golden Gate Investors, Inc. (“Holder”).

WHEREAS, Holder desires to purchase from the Company, and the Company desires to issue and sell to Holder, upon the terms and subject to the conditions of this Agreement, a Convertible Debenture of the Company in the aggregate principal amount of $1,500,000 (the “Debenture”); and

WHEREAS, upon the terms and subject to the conditions set forth in the Debenture the Debenture is convertible into shares of the Company’s Common Stock (the “Common Stock”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

I.    PURCHASE AND SALE OF DEBENTURE

A. Transaction.  Holder hereby agrees to purchase from the Company, and the Company has offered and hereby agrees to issue and sell to Holder in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Debenture.

B. Purchase Price; Form of Payment.  The purchase price for the Debenture to be purchased by Holder hereunder shall be $1,500,000 (the “Purchase Price”).  Simultaneously with the execution of this Agreement, Holder shall pay the Purchase Price by wire transfer of $100,000 in immediately available funds to the Company and delivery to the Company of a Secured Promissory Note in the principal amount of $1,400,000, in the form attached hereto as Exhibit A (the “Promissory Note”).  Simultaneously with the execution of this Agreement, the Company shall deliver the Debenture (which shall have been duly authorized, issued and executed I/N/O Holder or, if the Company otherwise has been notified, I/N/O Holder’s nominee) to the Holder.

Notwithstanding the foregoing, only with respect to the Promissory Note issued by the Holder on the date hereof, the Holder shall make the following prepayment under the Promissory Note if the following conditions are satisfied: $250,000 shall be prepaid from the outstanding principal balance of the Promissory Note on the date that is the five month anniversary of the date hereof, if (a) no Event of Default (as defined in the Debenture) has occurred under the Debenture through such date, and (b) the Volume Weighted Average Price (as defined in the Debenture) per share of the Common Stock of the Company for the ten (10) consecutive Trading Days (as defined in the Debenture) immediately preceding such anniversary date is not less than $0.10 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like).  Any amounts so prepaid by the Holder under the terms of this section (i) may be applied, in the sole and absolute discretion of Holder, to any other amounts that Holder may otherwise be obligated or required to prepay under the Promissory Note; and (ii) shall not impact the funding obligations or prepayment obligations of the Holder under this Agreement, the Debenture or the Second Debenture, if any, or the Second Promissory Note, if any, as otherwise set forth in this Agreement.

C. Second Debenture.  Provided that no Event of Default (as defined in the Debenture) has occurred under the Debenture (provided that Holder may, in its sole and absolute discretion waive the occurrence of such Event of Default with respect to this Section), Holder shall, in Holder’s sole and absolute discretion, select a date during the Second Debenture Period (as defined below) (with such date as selected by Holder referred to herein as the “Second Debenture Date”) at which the Company shall sell and the Holder shall purchase a debenture in the principal amount of $1,500,000 in exchange for a purchase price of $1,500,000 (the “Second Debenture”), with such purchase price paid via a cash payment of $250,000 and the issuance of a promissory note in the principal amount of $1,250,000 (the “Second Promissory Note”), with the form of and terms of the Second Debenture and the Second Promissory Note and payment of the purchase price subject to the same terms and conditions of this Agreement, the Debenture and the Promissory Note, as applicable, provided that the Discount Multiplier (as defined in the Second Debenture) for the Second Debenture shall be 90%, and when the Second Debenture is issued, the term “Debenture” as used in this Agreement shall be deemed to include the Second Debenture in all respects and when the Second Promissory Note is issued, the term “Promissory Note” as used in this Agreement shall be deemed to include the Second Promissory Note in all respects. The closing of the purchase and sale of the Second Debenture and the issuance of the Second Promissory Note shall occur within thirty days of the Second Debenture Date.  For the purposes of this Agreement, the “Second Debenture Period” shall mean the period that commences on the date hereof and terminates upon the date that the remaining Principal Amount of the Debenture is equal to an amount not greater than $250,000.  The delivery of the purchase price, including the Second Promissory Note, by the Holder to the Company in connection with the purchase of the Second Debenture shall occur after the expiration of the Company Refusal Period (as defined below) and prior to the date that is twenty (20) Trading Days after the Second Debenture Date.

D. Non-Funding Penalty.  Notwithstanding the foregoing requirements of Holder to purchase the Second Debenture, in the event that Holder does not purchase the Second Debenture within 10 business days of the date that the delivery of funds associated with such purchase would otherwise be due, upon 20 days’ prior written notice from the Company of such failure to so purchase the Second Debenture, Holder shall pay an amount equal to $25,000 (the “Non-Funding Penalty”) to the Company, provided however that in the event that the Common Stock shall trade on the Trading Market (as defined in the Debenture) at a price per share that is $0.039 per share or lower for ten (10) consecutive days at any time during the six month period commencing on the date hereof and ending on the six month anniversary of the date hereof (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), then the Non-Funding Penalty shall be reduced to equal $5,000.  The amount payable by the Holder to the Company in connection with any damages, losses, claims or other amounts in connection with the failure of the Holder to purchase the Second Debenture shall not exceed $25,000 (or $5,000, subject to the terms of this Section) in the aggregate.  Upon the payment of the Non-Funding Penalty to the Company, the Holder shall have no further obligations or duties under this Agreement, the Debenture or any agreements or debentures entered into in connection with the Second Debenture, if any, with respect to the purchase of the Second Debenture or other duties to deliver any additional funds to the Company, provided however, that other than with respect to the removal of the requirement to purchase and enter into the Second Debenture, the Company and the Holder shall remain obligated and bound by the remaining terms and conditions of this Agreement, the Debenture, the Promissory Note and any agreements or debentures previously entered into in connection with the Debenture.  The Company’s sole and exclusive remedy in the event that the Holder fails to purchase the Second Debenture shall be the right of the Company to receive the Non-Funding Penalty from the Holder.

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E. Holder Non-Funding Election.  In the event that the Common Stock shall trade on the Trading Market (as defined in the Debenture) at a price per share that is $0.030 per share or lower for ten (10) consecutive days at any time during the six month period commencing on the date hereof and ending on the six month anniversary of the date hereof (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), the Holder shall have the right, in the Holder’s sole and absolute discretion, during the time period commencing on the date hereof and ending on the six month anniversary of the date hereof, to terminate the right and obligation of the Holder to purchase the Second Debenture through the delivery of written notice to the Company of such termination in the manner provided in Section XVII hereof.  In the event that Holder so terminates Holder’s right and obligation to purchase the Second Debenture under the terms of this Section I.H., the Holder shall have no obligation to pay any of the Non-Funding Penalty and shall have no further obligations or duties under this Agreement, the Debenture or any agreements or debentures entered into in connection with the Second Debenture, if any, with respect to the purchase of the Second Debenture or other duties to deliver any additional funds to the Company, provided however, that other than with respect to the removal of the requirement to purchase and enter into the Second Debenture and pay any of the Non-Funding Penalty, the Company and the Holder shall remain obligated and bound by the remaining terms and conditions of this Agreement, the Debenture, the Promissory Note and any agreements or debentures previously entered into in connection with the Debenture.

F. Company Non-Funding Election.  If during each day of the ten Trading Day (as defined in the Debenture) period immediately preceding the Second Debenture Date, the Volume Weighted Average Price (as defined in the Debenture) per share of the Common Stock of the Company is not less than $0.10 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), then the Company shall have the right, via delivery of written notice to the Holder within ten (10) Trading Days of the Second Debenture Date (such period referred to herein as the “Company Refusal Period”) to refuse to sell to the Holder the Second Debenture on the terms described herein, and all rights and obligations of the Holder to purchase the Second Debenture as set forth herein shall be terminated and of no further force or effect.  In the event that the Company elects not to sell the Second Debenture to the Holder under the terms of this Section, the Holder shall have no obligation to pay any of the Non-Funding Penalty and shall have no further obligations or duties under this Agreement, the Debenture or any agreements or debentures entered into in connection with the Second Debenture, if any, with respect to the purchase of the Second Debenture or other duties to deliver any additional funds to the Company, provided however, that other than with respect to the removal of the requirement to purchase and enter into the Second Debenture and pay any of the Non-Funding Penalty, the Company and the Holder shall remain obligated and bound by the remaining terms and conditions of this Agreement, the Debenture, the Promissory Note and any agreements or debentures previously entered into in connection with the Debenture.

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       II.    HOLDER’S REPRESENTATIONS AND WARRANTIES

Holder represents and warrants to and covenants and agrees with the Company as follows:

1. Holder is purchasing the Debenture and the Common Stock issuable upon conversion or redemption of the Debenture (the “Conversion Shares” and, collectively with the Debenture, the “Securities”) for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

2. Holder is (i) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities, and (iv) able to afford the loss of its investment in the Securities.

3. Holder understands that the Securities are being offered and sold by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and “blue sky” laws, and that the Company is relying upon the accuracy of, and Holder’s compliance with, Holder’s representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of Holder to purchase the Securities;

4. Holder understands that the Securities have not been approved or disapproved by the Securities and Exchange Commission (the “Commission”) or any state or provincial securities commission.

5. This Agreement has been duly and validly authorized, executed and delivered by Holder and is a valid and binding agreement of Holder enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.

    III.    THE COMPANY’S REPRESENTATIONS

The Company represents and warrants as of the date hereof to the Holder that, except as set forth on Schedule III attached hereto, the statements contained in this Section 3 are complete and accurate as of the date of this Agreement.  As used in this Section 3, the term “Knowledge” shall mean the knowledge of the members of the board of directors of the Company and/or the officers or employees of the Company after reasonable investigation.

A. Capitalization.

1. The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock and no shares of Preferred Stock of which 83,752,254 shares and no shares, respectively, are issued and outstanding as of the date hereof and are fully paid and nonassessable.  The amount, exercise, conversion or subscription price and expiration date for each outstanding option and other security or agreement to purchase shares of Common Stock is accurately set forth on Schedule III.A.1.

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2. The Conversion Shares have been duly and validly authorized and reserved for issuance by the Company, and, when issued by the Company upon conversion of the Debenture, will be duly and validly issued, fully paid and nonassessable and will not subject the holder thereof to personal liability by reason of being such holder.

3. Except as disclosed on Schedule III.A.3., there are no preemptive, subscription, “call,” right of first refusal or other similar rights to acquire any capital stock of the Company or other voting securities of the Company that have been issued or granted to any person and no other obligations of the Company to issue, grant, extend or enter into any security, option, warrant, “call,” right, commitment, agreement, arrangement or undertaking with respect to any of their respective capital stock.

B. Organization; Reporting Company Status.

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state or jurisdiction in which it is incorporated and is duly qualified as a foreign corporation in all jurisdictions in which the failure so to qualify would reasonably be expected to have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company or on the consummation of any of the transactions contemplated by this Agreement (a “Material Adverse Effect”).

2. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Common Stock is traded on the OTC Bulletin Board service of the National Association of Securities Dealers, Inc. (“OTCBB”) and the Company has not received any notice regarding, and to its Knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such trading.

C. Authorization.  The Company (i) has duly and validly authorized and reserved for issuance shares of Common Stock, which is a number sufficient for the conversion of the Debenture in full and (ii) at all times from and after the date hereof shall have a sufficient number of shares of Common Stock duly and validly authorized and reserved for issuance to satisfy the conversion of the Debenture in full.  The Company understands and acknowledges the potentially dilutive effect on the Common Stock of the issuance of the Conversion Shares.  The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Debenture in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”).  In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. § 362 in respect of the conversion of the Debenture.  The Company agrees, without cost or expense to Holder, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. § 362.

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D. Authority; Validity and Enforceability.  The Company has the requisite corporate power and authority to enter into the Documents (as such term is hereinafter defined) and to perform all of its obligations hereunder and thereunder (including the issuance, sale and delivery to Holder of the Securities).  The execution, delivery and performance by the Company of the Documents and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Debenture and the issuance and reservation for issuance of the Conversion Shares) have been duly and validly authorized by all necessary corporate action on the part of the Company and no further filing, consent, or authorization is required by the Company, its board of directors, or its stockholders.  Each of the Documents has been duly and validly executed and delivered by the Company and each Document constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.  The Securities have been duly and validly authorized for issuance by the Company and, when executed and delivered by the Company, will be valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally.  For purposes of this Agreement, the term “Documents” means (i) this Agreement; (ii) the Debenture; and (iii) the Promissory Note.

E. Validity of Issuance of the Securities.  The Debenture and the Conversion Shares upon their issuance in accordance with the Debenture, will be validly issued and outstanding, fully paid and nonassessable, and not subject to any preemptive rights, rights of first refusal, tag-along rights, drag-along rights or other similar rights.

F. Non-contravention.  The execution and delivery by the Company of the Documents, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated hereby and thereby do not, and compliance with the provisions of this Agreement and other Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien (as such term is hereinafter defined) upon any of the properties or assets of the Company or any of its Subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to (i) the Articles or Certificate of Incorporation or By-Laws of the Company or the comparable charter or organizational documents of any of its Subsidiaries, in each case as amended to the date of this Agreement, (ii) any loan or credit agreement, debenture, bond, mortgage, indenture, lease, contract or other agreement, instrument or permit applicable to the Company or any of its Subsidiaries or their respective properties or assets or (iii) any statute, law, rule or regulation applicable to, or any judgment, decree or order of any court or government body having jurisdiction over, the Company or any of its Subsidiaries or any of their respective properties or assets.  A “Lien” means any assignment, transfer, pledge, mortgage, security interest or other encumbrance of any nature, or an agreement to do so, or the ownership or acquisition or agreement to acquire any asset or property of any character subject to any of the foregoing encumbrances (including any conditional sale contract or other title retention agreement).

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G. Approvals.  No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the issuance and sale of the Securities to Holder as contemplated by this Agreement, except such authorizations, approvals and consents as have been obtained by the Company prior to the date hereof.

H. Commission Filings.  The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.  The Company has properly and timely filed with the Commission all reports, proxy statements, forms and other documents required to be filed with the Commission under the Securities Act and the Exchange Act since becoming subject to such Acts (the “Commission Filings”), including without limitation the timely filing of all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months prior to the date hereof (or for such shorter period that the Company was required to file such reports).  As of their respective dates, (i) the Commission Filings complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such Commission Filings and (ii) none of the Commission Filings contained at the time of its filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the Commission Filings, as of the dates of such documents, were true and complete in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except in the case of unaudited statements permitted by Form 10-QSB under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein).

I. Full Disclosure.  There is no fact known to the Company (other than general economic or industry conditions known to the public generally) that has not been fully disclosed in the Commission Filings that (i) reasonably could be expected to have a Material Adverse Effect or (ii) reasonably could be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to the Documents.

J. Absence of Events of Default.  No “Event of Default” (as defined in any agreement or instrument to which the Company is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing.

K. Securities Law Matters.  Assuming the accuracy of the representations and warranties of Holder set forth in Article II, the offer and sale by the Company of the Securities is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws.

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The Company shall not directly or indirectly take, and shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any person or entity of any security similar to the Debenture) which will make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Holder of the Debenture and the Conversion Shares, as contemplated by this Agreement.  No form of general solicitation or advertising has been used or authorized by the Company or any of its officers, directors or Affiliates in connection with the offer or sale of the Debenture (and the Conversion Shares), as contemplated by this Agreement or any other agreement to which the Company is a party.  As used in the Documents, “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

L. Registration Rights.  Except as set forth on Schedule III.L., no Person has, and as of the Closing (as such term is hereinafter defined), no Person shall have, any demand, “piggy-back” or other rights to cause the Company to file any registration statement under the Securities Act relating to any of its securities or to participate in any such registration statement.

M. Interest.  The timely payment of interest on the Debenture is not prohibited by the Articles or Certificate of Incorporation or By-Laws of the Company, in each case as amended to the date of this Agreement, or any agreement, contract, document or other undertaking to which the Company is a party.

N. No Misrepresentation.  No representation or warranty of the Company contained in this Agreement or any of the other Documents, any schedule, annex or exhibit hereto or thereto or any agreement, instrument or certificate furnished by the Company to Holder pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

O. Finder’s Fee.  There is no finder’s fee, brokerage commission or like payment in connection with the transactions contemplated by this Agreement for which Holder is liable or responsible.

P. Subsidiaries.  Other than the Subsidiaries, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.  The Company is not a participant in any joint venture, partnership, or similar arrangement.

Q. Litigation.  Other than as disclosed in the Commission Filings, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or its Subsidiaries that questions the validity of this Agreement, the Documents, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the business, assets or condition of the Company and its Subsidiaries, taken as a whole, financially or otherwise, or any change in the current equity ownership of the Company or its Subsidiaries.  Neither the Company nor its Subsidiaries are parties or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company or its Subsidiaries currently pending or that the Company or its Subsidiaries intends to initiate.

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R. Agreements.  Except for agreements explicitly contemplated hereby, or disclosed in the Commission Filings, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, Affiliates, or any affiliate thereof.

S. Tax Returns.  The Company and each of its Subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

T. Acknowledgment Regarding Holder’s Purchase of Securities.  The Company acknowledges and agrees that the Holder is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by Holder or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Holder’s purchase of the Securities.  The Company further represents to Holder that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

U. No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Holder.  The issuance of the Securities to the Holder will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

V. Internal Accounting Controls.  The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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W. Foreign Corrupt Practices.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

X. Solvency.  The Company (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature.  The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and, after giving effect to the transactions contemplated by this Agreement, does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

Y. No Shell Company.  The Company is not, nor at any time during the twelve month period immediately preceding the date hereof has the Company been a “shell company,” as such term is defined in Rule 405 promulgated under the Securities Act.

Z. No Investment Company.  The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company").  The Company is not controlled by an Investment Company.

IV.    CERTAIN COVENANTS AND ACKNOWLEDGMENTS

A. Filings.  The Company shall take all actions and make all necessary Commission Filings and “blue sky” filings required to be made by the Company in connection with the sale of the Securities to Holder as required by all applicable laws, including without limitation such action as the Company shall reasonably determine is necessary to qualify the Securities, or obtain an exemption for the Securities for sale to the Holder at the Closing pursuant to this Agreement under all applicable laws, and shall provide a copy thereof to Holder promptly after such filing.

B. Reporting Status.  With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act or any similar rule or regulation of the Commission that may at any time permit Holder to sell securities of the Company to the public without registration (“Rule 144”), and as a material inducement to the Holder’s purchase of the Securities, the Company represents, warrants, and covenants to the following:

1. The Company's Common Stock is registered under Section 12(g) of the Exchange Act.

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2. The Company is not and for at least the last 12 months prior to the date hereof has not been a "shell company," as defined in paragraph (i)(1)(i) of Rule 144 or Rule 12b-2 of the Exchange Act.

3. The Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all required reports under section 13 or 15(d) of the Exchange Act during the 12 months prior to the date hereof (or for such shorter period that the issuer was required to file such reports), other than Form 8-K reports;

4. from the date hereof until all the Securities either have been sold by the Holder, or may permanently be sold by the Holder without any restrictions pursuant to Rule 144, (the "Registration Period") the Company shall file with the SEC in a timely manner all required reports under section 13 or 15(d) of the Exchange Act and such reports shall conform to the requirements of the Exchange Act and the SEC for filing thereunder;

5. The Company shall furnish to the Holder so long as the Holder owns Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration; and

6. During the Registration Period the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

C. 8-K Filing.  On or before the fourth Business Day following the date hereof, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Documents in the form required by the Exchange Act and attaching the material Documents (including, without limitation, this Agreement and the Debenture) as exhibits to such filing (the “8-K Filing”).  In the event that the Company does not file the 8-K Filing within four Business Days following the date hereof, the Discount Multiplier (as defined in the Debenture) under the Debenture shall decrease by one percentage point (1%) for each period of five Business Days that the 8-K Filing is not filed by the Company following the date hereof for all conversions of the Debenture thereafter.

D. Listing.  Except to the extent the Company lists its Common Stock on The New York Stock Exchange, The American Stock Exchange or The Nasdaq Stock Market, the Company shall use its best efforts to maintain its listing of the Common Stock on OTCBB.  If the Common Stock is delisted from OTCBB, the Company will use its best efforts to list the Common Stock on the most liquid national securities exchange or quotation system that the Common Stock is qualified to be listed on.

E. Reserved Conversion Common Stock.  The Company at all times from and after the date hereof shall have such number of shares of Common Stock duly and validly authorized and reserved for issuance as shall be sufficient for the conversion in full of the Debenture.

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F. Information.  Each of the parties hereto acknowledges and agrees that Holder shall not be provided with, nor be given access to, any material non-public information relating to the Company.

G. Accounting and Reserves.  The Company shall maintain a standard and uniform system of accounting and shall keep proper books and records and accounts in which full, true, and correct entries shall be made of its transactions, all in accordance with GAAP applied on consistent basis through all periods, and shall set aside on such books for each fiscal year all such reserves for depreciation, obsolescence, amortization, bad debts and other purposes in connection with its operations as are required by such principles so applied.

H. Transactions with Affiliates.  So long as the Debenture is outstanding, neither the Company nor any of its Subsidiaries shall, directly or indirectly, enter into any material transaction or agreement with any stockholder, officer, director or Affiliate of the Company or family member of any officer, director or Affiliate of the Company, unless the transaction or agreement is (i) reviewed and approved by a majority of Disinterested Directors (as such term is hereinafter defined) and (ii) on terms no less favorable to the Company or the applicable Subsidiary than those obtainable from a nonaffiliated person.  A “Subsidiary” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company.  A “Disinterested Director” shall mean a director of the Company who is not and has not been an officer or employee of the Company and who is not a member of the family of, controlled by or under common control with, any such officer or employee.

I. Certain Restrictions.  So long as the Debenture is outstanding, no dividends shall be declared or paid or set apart for payment nor shall any other distribution be declared or made upon any capital stock of the Company, nor shall any capital stock of the Company be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan (including a stock option plan) of the Company or pursuant to any of the security agreements listed on Schedule IV.I) for any consideration by the Company, directly or indirectly, nor shall any moneys be paid to or made available for a sinking fund for the redemption of any Common Stock.  So long as the Debenture remains outstanding, the Company shall not (i) issue or sell shares of Common Stock or Preferred Stock without consideration or for a consideration per share less than the bid price as determined on the Trading Market (the “Bid Price”) of the Common Stock determined immediately prior to its issuance, prior to providing the Holder with a three (3) Business Day right of refusal to purchase such securities at such price (the “Right of First Refusal”) (ii) issue any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration less than such Common Stock's Bid Price determined immediately prior to its issuance, or (iii) file any registration statements on Form S-8 valued at more than $500,000 in the aggregate.  In the event the company provides the Holder with the Right of First Refusal and the Holder elects not to exercise such right or does not notify the Company within the time period set forth above of its intent to exercise such right and purchase such securities, then the Company shall be permitted to complete such transaction on the terms set forth to Holder, within ten (10) Business Days of such refusal or deemed refusal of Holder’s right to exercise its Right of First Refusal hereunder.

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J.           Short Selling.  So long as the Debenture is outstanding, Holder agrees and covenants on its behalf and on behalf of its affiliates that neither Holder nor its affiliates shall at any time engage in any short sales with respect to the Company’s Common Stock, or sell put options or similar instruments with respect to the Company’s Common Stock. The parties acknowledge that Holder shall be entitled to sell the Common Stock from each Debenture conversion immediately upon submission of the applicable Debenture Conversion Notice, and payment of the purchase price, to the Company for such Common Stock.

V.    ISSUANCE OF COMMON STOCK

A. The Company undertakes and agrees that no instruction other than the instructions referred to in this Article V shall be given to its transfer agent for the Conversion Shares and that the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and applicable law.  Nothing contained in this Section V.A. shall affect in any way Holder’s obligations and agreement to comply with all applicable securities laws upon resale of such Common Stock.

B. Holder shall have the right to convert the Debenture by telecopying an executed and completed Conversion Notice (as such term is defined in the Debenture) to the Company.  Each date on which a Conversion Notice is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date (as such term is defined in the Debenture).  The Company shall cause the transfer agent to transmit the certificates evidencing the Common Stock issuable upon conversion of the Debenture (together with a new debenture, if any, representing the principal amount of the Debenture not being so converted) to Holder via express courier, or if a Registration Statement covering the Common Stock has been declared effective by the SEC by electronic transfer, within two (2) business days after receipt by the Company of the Conversion Notice, as applicable (the “Delivery Date”).

C. Upon the conversion of the Debenture or respective part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates in the name of Holder (or its nominee) or such other persons as designated by Holder and in such denominations to be specified at conversion or exercise representing the number of shares of common stock issuable upon such conversion or exercise. The Company warrants that the Conversion Shares will be unlegended, free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Company Common Stock provided the Conversion Shares, as applicable, are being sold pursuant to an effective registration statement covering the Common Stock to be sold or is otherwise exempt from registration when sold.

D. The Company understands that a delay in the delivery of the Common Stock in the form required pursuant to this section, or the Mandatory Redemption Amount described in Section E hereof, beyond the Delivery Date or Mandatory Redemption Payment Date (as hereinafter defined) could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay late payments to the Holder for late issuance of Common Stock in the form required pursuant to Section E hereof upon Conversion of the Debenture or late payment of the Mandatory Redemption Amount, in the amount of $100 per business day after the Delivery Date or Mandatory Redemption Payment Date, as the case may be, for each $10,000 of Debenture principal amount being converted or redeemed.

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The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Common Stock by the Delivery Date or make payment by the Mandatory Redemption Payment Date, the Holder will be entitled to revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that late payment charges described above shall be payable through the date notice of revocation or rescission is given to the Company.

E. Mandatory Redemption. In the event the Company is prohibited from issuing Common Stock, or fails to timely deliver Common Stock on a Delivery Date, or upon the occurrence of an Event of Default (as defined in the Debenture) or for any reason other than pursuant to the limitations set forth herein, then at the Holder's election, the Company must pay to the Holder ten (10) business days after request by the Holder or on the Delivery Date (if requested by the Holder) a sum of money determined by multiplying up to the outstanding Principal Amount (as defined in the Debenture) of the Debenture designated by the Holder by 125%, together with accrued but unpaid interest thereon ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by the Holder on the same date as the Company Common Stock otherwise deliverable or within ten (10) business days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Debenture principal and interest will be deemed paid and no longer outstanding.

F.           Buy-In. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such Common Stock issuable upon conversion of a Debenture by the Delivery Date and if ten (10) days after the Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Common Stock which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Debenture for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of Debenture principal, the Company shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

G. The Securities shall be delivered by the Company to the Holder pursuant to Section I.B. hereof on a “delivery-against-payment basis” at the Closing.

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       VI.   CLOSING DATE

The “Closing” shall occur by the delivery: (i) to the Holder of the documents evidencing the Debenture and all other Documents, and (ii) to the Company the Purchase Price, including the Promissory Note, and the date on which the Closing occurs shall be referred to herein as the “Closing Date”.

VII.   CONDITIONS TO THE COMPANY’S OBLIGATIONS

Holder understands that the Company’s obligation to sell the Debenture on the Closing Date to Holder pursuant to this Agreement is conditioned upon:

A. Delivery by Holder to the Company of the Purchase Price, including the Promissory Note evidencing such applicable portion of the Purchase Price;

B. The accuracy on the Closing Date of the representations and warranties of Holder contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by Holder in all material respects on or before the Closing Date of all covenants and agreements of Holder required to be performed by it pursuant to this Agreement on or before the Closing Date; and

C. There shall not be in effect any law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

VIII.   CONDITIONS TO HOLDER’S OBLIGATIONS

The Company understands that Holder’s obligation to purchase the Securities on the Closing Date pursuant to this Agreement is conditioned upon:

A. Delivery by the Company of the Debenture (I/N/O Holder or I/N/O Holder’s nominee) to Holder;

B. The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by the Company in all respects on or before the Closing Date of all covenants and agreements of the Company required to be performed by it pursuant to this Agreement on or before the Closing Date, all of which shall be confirmed to Holder by delivery of the certificate of the chief executive officer of the Company to that effect;

C. The Company shall have delivered to the Holder a certificate of the Company executed by an officer of the Company, dated as of the Closing, certifying the resolutions adopted by the Company’s board of directors authorizing the execution of the Documents, the issuance of the Securities, and the transactions contemplated hereby, and copies of any required third party consents, approvals and filings required in connection with the consummation of the transactions contemplated by this Agreement;

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D. There not having occurred (i) any general suspension of trading in, or limitation on prices listed for, the Common Stock on the OTCBB/Pink Sheet, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or any of its territories, protectorates or possessions or (iv) in the case of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof;

E. There not having occurred any event or development, and there being in existence no condition, having or which reasonably and foreseeably could have a Material Adverse Effect;

F. There shall not be in effect any law, order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement;

G. The Company shall have obtained all consents, approvals or waivers from governmental authorities and third persons necessary for the execution, delivery and performance of the Documents and the transactions contemplated thereby, all without material cost to the Company;

H. Holder shall have received such additional documents, certificates, payment, assignments, transfers and other deliveries as it or its legal counsel may reasonably request and as are customary to effect a closing of the matters herein contemplated;

I. Delivery by the Company of an enforceability opinion with respect to this Agreement and the transactions contemplated hereunder from its outside counsel in form and substance satisfactory to Holder; and

J. Delivery by the Company of a valid waiver of any preemptive rights held by the individuals and/or parties listed on Schedule III.A.3 hereto in form and substance satisfactory to Holder.

IX.    SURVIVAL; INDEMNIFICATION

A. The representations, warranties and covenants made by each of the Company and Holder in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby.  In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

B. The Company hereby agrees to indemnify and hold harmless Holder, its affiliates and their respective officers, directors, employees, consultants, partners, members and attorneys (collectively, the “Holder Indemnitees”) from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, “Losses”) and agrees to reimburse Holder Indemnitees for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by Holder Indemnitees and to the extent arising out of or in connection with:

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1. any misrepresentation, omission of fact or breach of any of the Company’s representations or warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement or the other Documents;

2. any failure by the Company to perform any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Documents or any instrument, certificate or agreement entered into or delivered by the Company pursuant to this Agreement or the other Documents;

3. the purchase of the Debenture, the conversion of the Debenture, the payment of interest on the Debenture, the consummation of the transactions contemplated by this Agreement and the other Documents, the use of any of the proceeds of the Purchase Price by the Company, the purchase or ownership of any or all of the Securities, the performance by the parties hereto of their respective obligations hereunder and under the Documents or any claim, litigation, investigation, proceedings or governmental action relating to any of the foregoing, whether or not Holder is a party thereto; and/or

4. resales of the Common Stock by Holder in the manner and as contemplated by this Agreement and the Documents.

C. Promptly after receipt by a party seeking indemnification pursuant to this Article IX (an “Indemnified Party”) of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a “Claim”), the Indemnified Party promptly shall notify the Company against whom indemnification pursuant to this Article IX is being sought (the “Indemnifying Party”) of the commencement thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights or defenses by reason of such failure.  In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof.  Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim.

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If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party.  Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel).  The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

D. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party.  If the Indemnifying Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association.  Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

X.    GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without regard to the conflicts of law principles of such state.

XI.    SUBMISSION TO JURISDICTION

Each of the parties hereto consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of San Diego or the state courts of the State of California sitting in the City of San Diego in connection with any dispute arising under this Agreement and the other Documents.  Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum or improper venue to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.  Each party hereto irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such courts by the mailing of copies of such process by registered or certified mail (return receipt requested), postage prepaid, at its address specified in Article XVII.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

XII.    WAIVER OF JURY TRIAL

TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND OTHER DOCUMENTS.  EACH PARTY HERETO (i) CERTIFIES THAT NEITHER OF THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

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       XIII.   COUNTERPARTS; EXECUTION

This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but both of which counterparts shall together constitute one and the same instrument.  A facsimile transmission of this signed Agreement shall be legal and binding on both parties hereto.

XIV.   HEADINGS

The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

XV.    SEVERABILITY

In the event any one or more of the provisions contained in this Agreement or in the other Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

XVI.    ENTIRE AGREEMENT; REMEDIES, AMENDMENTS AND WAIVERS

This Agreement and the Documents constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of such parties.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by both parties.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

XVII.    NOTICES

Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

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A.	If to the Company, to:

Mega Media Group, Inc.
1122 Coney Island Avenue
Brooklyn, New York 11235
Telephone: 718-947-1100
Facsimile: 646-417-5109

B.	If to Holder, to:
Golden Gate Investors, Inc. 1150 Silverado Street, Suite 220 La Jolla, California 92037 Telephone: 858-551-8789 Facsimile: 858-551-8779

The Company or Holder may change the foregoing address by notice given pursuant to this Article XVII.

       XVIII.    CONFIDENTIALITY

Each of the Company and Holder agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act and the Exchange Act).

XIX.    MAXIMUM INTEREST RATE

Notwithstanding anything herein to the contrary, if at any time the applicable interest rate as provided for herein shall exceed the maximum lawful rate which may be contracted for, charged, taken or received by the Holder in accordance with any applicable law (the “Maximum Rate”), the rate of interest applicable to this Agreement shall be limited to the Maximum Rate.  To the greatest extent permitted under applicable law, the Company hereby waives and agrees not to allege or claim that any provisions of this Agreement could give rise to or result in any actual or potential violation of any applicable usury laws.

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       XX.    ASSIGNMENT

This Agreement shall not be assignable by the Company without the prior written consent of the Holder.  The Holder may assign this Agreement upon 10 days prior written notice to the Company.

IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed and delivered on the date first above written.

Mega Media Group, Inc.                                                                                                Golden Gate Investors, Inc.

By: __________________________                                                                        By: __________________________

Name:________________________                                                                         Name:________________________

Title: _________________________                                                                        Title: _________________________

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SCHEDULE III.A.1

WARRANTS AND OPTIONS

Convertible Loans
Date	Payee	Amount	Loan Due	Conversion Price
1/29/2008	Andrey Anikeyev	$100,000.00	1/29/2009	20% discount to market
5/5/2007	FCIC	$250,000.00	06/30/08	0.25
1/29/2008	David Kokakis	$329,455.00	current	Exercise Price $0.30
2/29/2008	ESJA	$90,000.00	8/30/2008	20% discount to market
1/22/2008	Eugene Khavinson	$100,000.00	1/23/2009	20% discount to market
2/28/2008	FD Import	$200,000.00	10/15/2008	20% discount to market
3/23/2008	Tangiers	$75,000.00	3/24/2009	30% discount to market
6/1/2005	Ramses	$220,000.00	6/15/2008	being negotiated to convert, also have an option to extend for another year
6/1/2005	Shroff	$220,000.00	6/15/2008	being negotiated to convert, also have an option to extend for another year
Options

Date Issued	Exp Date	Options	Amount exercised	Balance	ex price
2/6/2008	Aleksandr Shvarts	2/5/2009	800000	0.00	800000	0.31
2/6/2008	Dr. Elan Kaufman	2/5/2009	800000	25,000.00	775000	0.31
2/6/2008	Dr. Lev Paukman	2/5/2009	800000	25,000.00	775000	0.31
2/6/2008	Gennady Pomeranets	2/5/2009	800000	132,680.00	667320	0.31

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SCHEDULE III.A.3

PREEMPTIVE RIGHTS

No preemptive rights exist.

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SCHEDULE III.L.

REGISTRATION RIGHTS

No registration rights exist.

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SCHEDULE IV.I.

SECURITY AGREEMENTS

Security Agreement between the Company and First Capital Invest Corp., dated as of June 7, 2007.

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EXHIBIT A

SECURED PROMISSORY NOTE

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